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                                                                  EXHIBIT 10.4





                         INDUSTRIAL SUBLEASE AGREEMENT


                                    Between


                            ADVANCED MATERIALS, INC.,


                                 As Landlord,


                                      And


                         WILSHIRE TECHNOLOGIES, INC.,


                                   As Tenant




                                   PROJECT:


                              11420 MATHIS DRIVE
                          FARMERS BRANCH, TEXAS 75234


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                         INDUSTRIAL SUBLEASE AGREEMENT


     1.  BASIC SUBLEASE INFORMATION AND CERTAIN DEFINED TERMS.


Lease Date:              December 1, 1995

Tenant:                  WILSHIRE TECHNOLOGIES, INC., a California corporation

Tenant's Address:        5441 Avenida Encinas, Suite A
                         Carlsbad, California 92008
                         Contact: Jim Klingler Telephone: (619) 929-7200

Landlord:                ADVANCED MATERIALS, INC., a California corporation

Landlord's Address:      20211 S. Susana Road
                         Rancho Dominguez, California 90221

Guarantor(s):            N/A

Project:                 11420 Mathis Drive
                         more specifically defined in Paragraph 2.

Description:             Approximately 33,002 square feet.

Premises:                As indicated by the cross-hatched area designated
                         "Reduction Area" on Exhibit "A1" attached to this lease, situated in the building constituting a part of the Project and shown on Exhibit "A2" (the
                         "Building") located on the land described on Exhibit "B" attached to this lease (the "Land").

Permitted Use:           Manufacturing, fabrication, assembly, warehousing and
                         distribution (other than retail) of foam and related products and wound care products.

Term: 12 months, commencing on the Commencement Date (December 1, 1995) and ending at 5:00 p.m. Pacific time November 30, 1996, subject to adjustment and earlier termination as provided in this Lease.


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Base Rent:

                                                 Rate Per Square Foot of
                                                 Net Rentable Area in the
     Months        Monthly         Annual        Premises Per Annum
__________________________________________________________________________

      1-12         $9075.55       $108,907                  $3.30

Security Deposit:        $9,000

Tenant's Proportionate
Share:                   33%, which is the percentage obtained by dividing
                         (i) 33,002 square feet, which is the net rentable area rented by Tenant hereunder by (ii) 100,000 square feet, which is the net rentable area in the Building rented by Landlord.

Base Year:               Calendar Year 1995

Broker or Agent:         N/A

Sublease:                It is understood and agreed that this Lease is in
                         fact a sublease, and that Tenant accepts this Lease subject to all of the terms and conditions of the underlying lease dated as of December 1, 1995, between New York Life and Annuity Corporation, as landlord, and Advanced Materials Group, Inc., as tenant (the "Underlying Lease"), a copy of which is attached hereto and made a part hereof, under which Landlord hereunder holds the leased premises as tenant. Tenant herein covenants that it will do no act or thing which would constitute a violation by Landlord herein of its obligation under such Underlying Lease.

Underlying Lease:        The terms and conditions of Sections 2 through 36 of
                         the Underlying Lease are incorporated herein by this reference, with references to any defined terms therein being deemed in all cases to refer to such terms as defined herein, PROVIDED, HOWEVER, that Sections 4.C, 5, 6, 7, 8.B, 12, 13.A., 15, 16, 18, 22 and 36 are amended and restated in their entirety herein.

Renewal Option:          Landlord hereby grants to Tenant the right and option
                         to renew the lease on the same terms and conditions as at each of the first two (2) anniversaries of the Commencement


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                         Date (the "Renewal Option"), provided Tenant is not
                         then in material breach of any term of this Lease. If exercised, the Lease will be renewed for an additional twelve (12) month term as a result of each such exercise, with no further renewal options unless expressly granted by Landlord in writing. To exercise the Renewal Option, Tenant must give Landlord written notice of its exercise at least ninety (90) days prior to the respective anniversary date.

     4.  RENT, SECURITY DEPOSIT, REIMBURSABLE EXPENSES AND ESCROW PAYMENTS.

     C. In addition to Base Rent and Tenant's other obligations hereunder, Tenant agrees to pay Tenant's proportionate share (as defined in PARAGRAPH 1) of the following costs and expenses (collectively, the "REIMBURSABLE
EXPENSE") payable by Landlord as tenant under the Underlying Lease: (i) Excess Common Area Charges (hereinafter defined) payable by Tenant in accordance with PARAGRAPH 5, (ii) Excess Taxes (hereinafter defined) payable by Tenant pursuant to PARAGRAPH 6, (iii) Excess Insurance Expenses (hereinafter defined) payable by Tenant pursuant to PARAGRAPH 13, (iv) the cost of any repair, replacement, or capital expenditures required under any governmental law or regulation that was not applicable to the Building at time of original construction, such costs to be amortized over such reasonable period as Landlord shall determine, (v) the cost of any capital improvements made to common areas of the Building after the date of this Lease that is required under interpretations or regulations issued from time to time under provisions of the Tex. Rev. Civ. Stat. Ann. Art. 9102 and/or the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. Sections
12101-12213 (collectively, the "DISABILITY ACTS"), amortized over such period as Landlord shall reasonably determine, together with interest at the Prime Rate on the unamortized balance thereof, (vi) replacement reserves for capital items and other operating expenses required by this Lease, and
(vii) Utility Payments (as such term is defined in Section 12. During each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12th of Tenant's proportionate share of such Reimbursable Expenses, as estimated by Landlord. Tenant authorizes Landlord to use the funds deposited with Landlord under this PARAGRAPH 4C to pay such Reimbursable Expenses. On or before December 31 of each calendar year during the Lease Term, or as soon thereafter as reasonable practical, Landlord shall give Tenant written notice of its estimate of Reimbursable Expenses for the ensuing calendar year (provided Landlord's failure to do so shall not waive Tenant's obligations, and until such estimate is provided the estimate of Reimbursable Expenses for the prior year shall be used). Landlord shall be entitled to revise its projection of such Reimbursable Expenses at any time and if Landlord so revises such projection, Tenant shall pay to Landlord, on the same day as Base Rent is due hereunder, an amount equal to 1/12th


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of Tenant's proportionate share of such Reimbursable Expenses pursuant to
Landlord's revised estimate thereof. By April 30 of each calendar year (or as soon thereafter as may be reasonably practicable) during the Term hereof Landlord shall determine the actual Reimbursable Expenses for the preceding calendar year and shall notify Tenant thereof. If the Tenant's total escrow payments are less than Tenant's actual proportionate share of all such Reimbursable Expenses, Tenant shall pay the difference to Landlord within ten
(10) days after demand. If the total escrow payments of Tenant are more than Tenant's actual proportionate share of all such Reimburseable Expenses, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments

     5. EXCESS COMMON AREA CHARGES. In addition to other amounts required to be paid by Tenant hereunder, each calendar year (other than the Base Year) Tenant shall pay to Landlord Tenant's proportionate share of the amount by which the following costs and expenses (collectively, the "COMMON AREA CHARGES") for such calendar year exceed the Common Area Charge for the Base Year (such excess being referred to herein as the "EXCESS COMMON AREA CHARGES") and are payable by Landlord as tenant under the Underlying Lease:

     A. The cost of repair, maintenance, and replacement of: (i) exterior of the Building (including painting), other than structural repairs and replacements for which landlord under the Underlying Lease is responsible pursuant to PARAGRAPH 7 of the Underlying Lease; (ii) all mechanical, electrical, plumbing, sewer, sprinkler and other life-safety equipment and systems forming a part of the Project (including the cost of repair, replacement and maintenance of the items which are tenant's responsibility pursuant to PARAGRAPH 8 of the Underlying Lease which shall be paid entirely by tenant under the Underlying Lease as provided in PARAGRAPH 8 of the Underlying Lease; (iii) any spur or other track servicing the Project, including any amounts payable by Landlord in any agreement relating to such tracks; and (iv) all other common areas and facilities constituting a part of the Project (including, but not limited to, all paved areas surrounding the Building).

     B. The cost of maintenance and replacement of the grass, shrubbery and other landscaping in and about the Project.

     C. The cost of maintaining in a good, neat, clean and sanitary condition all parking areas, driveways, alleys and grounds in and about the Project (including trash removal).

     D. The cost of maintaining and landscaping any property or facility that is operated, maintained or landscaped by any property owner or community owner association to which any of the Project is subject (including the cost of any dues or other charges assessed by any such association).

     E. The cost of operating and maintaining any property, facilities or services provided for the common use of Tenant and other tenants of the Project, which costs shall include, without limitation


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management fees and security (if furnished by Landlord or the landlord under the Underlying Lease), wages and employee benefits payable to employees of Landlord or the landlord under the Underlying Lease whose duties are connected with the operation and maintenance of the Project, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Project, all services, supplies, repairs, replacements and other expenses for maintaining and operating the Project, and any other facilities or services provided for the common use of Tenant and other tenants of the Project. "COMMON AREA CHARGES CAP. SEE EXHIBIT "J".

     6.  TAXES.

     A. Landlord agrees to be responsible for all taxes, assessments and governmental charges of any kind and nature that accrue against any of the Project (collectively referred to herein as "TAXES"). If at any time during the Term of this Lease, there shall be levied, assessed or imposed on Landlord or the landlord under the Underlying Lease a capital levy or other tax directly on the rents received herefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Project, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof, or the landlord under the Underlying Lease. The landlord under the Underlying Lease has the right pursuant to the Underlying Lease to employ a tax consulting firm to attempt to assure a fair tax burden on the Project within the applicable taxing jurisdiction. Tenant agrees to pay its proportionate share of the cost of any such consultant incurred by Landlord in any year following the Base Year.

     B. In addition to other amounts required to be paid by Tenant hereunder, each calendar year Tenant shall pay to Landlord Tenant's proportionate share of the amount by which Taxes for such calendar year exceed Taxes for the Base Year (such excess being referred to herein as the "EXCESS TAXES").

     C. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or the landlord under the Underlying Lease their respective property and (i) Landlord pays the same or (ii) the assessed value of their respective property is increased by inclusion of such personal property and fixtures and Landlord or the landlord under the Underlying Lease pays the increased taxes, then, upon demand Tenant shall pay to Landlord the amount of such increase in taxes. In addition, if the Building is a multiple occupancy building and the cost of any improvements constructed to the Tenant's Premises is disproportionately higher than the cost of improvements constructed to the premises of other tenants of the Building, then upon demand Tenant shall pay the amount of Taxes attributable to such disproportionately more expensive improvements, in addition to Tenant's proportionate share of Taxes.


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     7.  LANDLORD'S REPAIRS.

         Landlord's maintenance, repair and replacement obligations are limited to those set forth in this PARAGRAPH 7. The landlord under the Underlying Lease, at its own cost and expense, is responsible for roof replacement and for repair and replacement of the foundation and the structural members of the exterior walls of the Building, reasonable wear and tear excluded. The terms "roof" and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs after which Landlord shall have reasonable opportunity to demand the landlord under the Underlying Lease repair same or cure such defect. Landlord shall cause landlord under the Underlying Lease to maintain and repair the common area in and about the Building in a reasonable and prudent manner including any spur track, with the cost thereof being a part of the Common Area Charges.

     8.  TENANT'S REPAIRS AND MAINTENANCE.

     B. In addition to Tenant's other obligations hereunder, Tenant, at its own cost and expense, shall enter, or pay its proportionate share for Landlord to enter, into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises.

     12. UTILITIES. The landlord under the Underlying Lease has agreed to provide normal water, sewer, gas and electricity service as same may be available to the Premises. Tenant shall timely pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, deposits, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Tenant shall pay all impact fees associated with utility hook-ups, meter installations or services to the Premises. If the Tenant has given Landlord prior written consent, Landlord shall have the right to cause any of said services to be separately metered to Tenant, with the expense of additional metering to be equally shared between the Landlord and the Tenant. Tenant shall pay its proportionate share, as reasonably determined by Landlord, of all charges for jointly metered utilities (including those utilities jointly metered between Landlord hereunder and landlord under the Underlying Lease, and including, but not limited to the cost of utilities consumed in connection with providing electrical power for the Building's canopy lighting, the lighting of the parking facilities and other common areas and facilities associated with the Building, the Building's fire pump room and irrigation system, as well as other electricity gauged by the "house meter"). Landlord shall not be liable for any interruption or failure of utility service on the


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Premises. Tenant acknowledges that it is aware of the type and quantity of utilities currently available to the Premises and agrees that same is adequate for Tenant's purposes. Tenant shall comply with its obligations under this
Section 12 by paying its proportionate share of any payments properly payable by Landlord as tenant under the Underlying Lease, pursuant to Section 12 hereof ("Utility Payments"), with a dollar-for-dollar credit for payments made directly by Tenant for separately metered services.

     13. LANDLORD AND TENANT INSURANCE.

     A. The landlord under the Underlying Lease must maintain insurance covering the Building in an amount not less than eight percent (80%) of the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief and such other insurance as Landlord shall deem necessary. In addition to other amounts required to be paid by Tenant hereunder, each calendar year (other than the Base Year) Tenant shall pay to Landlord Tenant's proportionate share of the amount payable by Landlord as tenant under the Underlying Lease, pursuant to paragraph 13A thereof, being the amount by which the cost of procuring insurance under such PARAGRAPH 13A for such calendar year exceeds the cost of procuring such insurance for the Base Year (such excess being referred to herein as the "EXCESS INSURANCE EXPENSES").

     15. FIRE AND CASUALTY DAMAGE.

     A. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Building of which the Premises are a part should be totally destroyed by any peril covered by the insurance to be provided by the landlord under the Underlying Lease, or if they should be so damaged thereby that, in the landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of the landlord's actual knowledge of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. If the Building of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by the landlord under the Underlying Lease, and in the landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of the landlord's actual knowledge of such damage, this Lease shall not terminate, and the landlord has agreed to restore the Premises to substantially its previous condition, except that the landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, or by or for Tenant. Effective upon the date of the occurrence of such damage and ending upon substantial completion, if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the


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circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of the landlord's actual knowledge of such damage (subject to Force Majeure Delays [hereinafter defined], either Landlord or Tenant may terminate this Lease by delivering written notice of termination to the other party in which event the rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

     C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord, whereupon all rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

     16. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Premises, when such injury or damage shall be caused by an affirmative act of negligence by such landlord, its agents, servants and employees (unless the indemnified loss is causes wholly or in part by Tenant's or any other party's negligence, in which event this indemnity shall not apply to the allocable share of such loss resulting from Tenant's or such other party's negligence). Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall indemnify, protect, hold harmless and defend Landlord, its agents, employees, contractors, partners, directors, officers and any affiliates of the above-mentioned parties (collectively the "LANDLORD AFFILIATES") from and against any and all obligations, suits, losses, judgments, actions, damages, claims or liability (including, without limitation, all costs, attorneys' fees, and expenses incurred in connection therewith) in connection with any loss, injury or damage (i) to any person or property whatsoever occurring in, on or about the Project, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees (ii) arising from the conduct of management of any work done by or for Tenant in or about the Project, (iii) arising from transactions of the Tenant, or (iv) arising from a breach, violation or non-performance of any term, provision, covenant or agreement of Tenant hereunder, or a breach or violation by Tenant of any court order or any law, regulation, or ordinance of any federal, state or local authority (collectively, the "LOSSES"). If any claim is made against Landlord or Landlord Affiliates, Tenant, at its sole cost and expense, shall defend any such claim, suit or proceeding by or through attorneys satisfactory to Landlord. The provisions of this PARAGRAPH 16 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.


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     18. INSPECTION. Landlord and Landlord's agents and representatives
(including Landlord and its agents and affiliates under the Underlying Lease) shall have the right to enter the Premises during business hours, upon prior reasonable notice except in the event of an emergency, to (i) inspect the Premises, (ii) make such repairs as may be required or permitted pursuant to this Lease, and (iii) show the Premises to prospective purchasers of, or parties who are anticipated to provide financing with respect to, the Building. Notwithstanding the foregoing, Landlord and landlord under the Underlying Lease shall have the right to enter the Premises at any time, without notice to Tenant, in case of an emergency posing a threat to persons or property. During the period that is six (6) months prior to the end of the Term, upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

     22. QUIET ENJOYMENT. This Lease is a sublease, and Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.


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     36. ADDITIONAL PROVISIONS. EXHIBITS A-1, A-2, B, C, D, E, F AND J (THERE
BEING NO EXHIBITS G, H OR I) attached hereto are incorporated by reference herein.


                                       LANDLORD:

                                       ADVANCED MATERIALS, INC.
                                       a California corporation


                                       By: /s/
                                           -----------------------------------


                                       Date of Execution:        8/31/95
                                                          --------------------


                                       TENANT:

                                       WILSHIRE TECHNOLOGIES, INC.
                                       a California corporation


                                       By: /s/ Stephen P. Scibelli, Jr.
                                           ------------------------------------

                                       Name: Stephen P. Scibelli, Jr.
                                             ----------------------------------

                                       Its: President & Chief Executive Officer
                                            -----------------------------------

                                       Date of Execution: August 31, 1995
                                                          ---------------------


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